Exhibit 99.1

Agilysys Reports Unaudited Fiscal 2012 Third-Quarter

and Nine-Month Results

•	Adjusted EBITDA Improves Approximately $3 Million from the Prior Year
•	Significant Gross Margin Expansion Year Over Year
•	Corporate Restructuring and Cost Reductions Remain On Plan

ATLANTA—Feb. 9, 2012—Agilysys, Inc. (Nasdaq: AGYS), a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries, today announced unaudited financial results for the fiscal 2012 third quarter and nine months ended December 31, 2011. As previously announced, Agilysys closed the sale of its Technology Solutions Group (“TSG”) business on August 1, 2011, and accordingly, TSG’s operating results, including the gain on the sale, as well as its assets and liabilities, are reported as components of discontinued operations.

Summary Fiscal 2012 Third-Quarter Unaudited Financial Results From Continuing Operations

•

Total net sales declined 12.6% to $51.6 million, compared with $59.0 million in the same prior-year period. Sales from the Company’s Hospitality Solutions Group and its Retail Solutions Group decreased 12.1% and 12.9%, respectively.

•

Gross margin expanded 620 basis points to 38.6%, driven by higher quality revenue on hardware and services and the improvement in mix. Gross profit increased 4.1% to $19.9 million, compared with $19.1 million from the previous period.

•

The reported operating loss from continuing operations of $7.0 million included $3.2 million in restructuring charges, versus the operating loss of $5.3 million in last year’s comparable quarter, which included minimal restructuring charges.

•

Adjusted EBITDA (defined as operating income plus depreciation and amortization, excluding charges and one-time items), narrowed to breakeven for the quarter, compared with a loss of $3.1 million a year ago. (See reconciliation below.)

•	The net loss from continuing operations for the quarter was $5.8 million, or $0.26 per share, compared with a loss from continuing operations of $2.3 million, or $0.10 per share, last year.

Summary Fiscal 2012 Nine-Month Unaudited Financial Results From Continuing Operations

•

Consolidated net sales for the nine-month period increased to $156.9 million from the $155.7 million reported in the first nine months of fiscal 2011. The nine-month period includes a prior-period adjustment to sales and gross profit that negatively impacted revenue by $1.0 million. This adjustment relates to periods prior to fiscal year 2012. Excluding the impact of this adjustment, revenues increased approximately 1.4% year over year.

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

•	Gross profit margin increased 176 basis points to 37.6% from 35.9% year over year. Excluding the previously mentioned prior-period adjustment, gross profit margin for the nine-month period was 38.1%.

•

Operating loss from continuing operations was $21.2 million for the nine-month period, compared with an operating loss of $16.5 million in the prior fiscal year. Excluding the previously mentioned prior-period adjustment, operating loss from continuing operations was $20.1 million.

•	Year to date, Adjusted EBITDA was a loss of $2.7 million, versus a loss of $8.8 million in the first nine months of the prior fiscal year. (See reconciliation below.)

•

The net reported loss from continuing operations was $16.2 million, or $0.72 per share, versus the previous year’s net loss from continuing operations of $15.5 million, or $0.68 per share. The net reported loss excluding the previously mentioned prior-period adjustments was $15.1 million or $0.67 per share.

President and CEO James Dennedy commented: “The Company recorded four percent more in gross profit on lower overall revenues and $3 million more in adjusted EBITDA in the current quarter versus the same quarter a year ago. In the quarter, Hospitality and Retail experienced lower hardware revenue; while Hospitality experienced growth in proprietary support and Retail experienced growth in proprietary services. For the nine months, hardware remained essentially flat and software revenues were down; however, both proprietary services and proprietary support are up, reflecting an improved revenue mix in Retail and more subscription-based sales in Hospitality. The revenue and gross profit performance reflects the business strategy emphasis on improving overall revenue quality and acquisition of recurring revenue streams. The adjusted EBITDA performance reflects ongoing expense management initiatives, and we remain on plan to achieve the guidance issued earlier this year.”

“We have made significant progress in moving our corporate services from Solon, Ohio, to Alpharetta, Georgia,” added Robb Ellis, the Company’s chief financial officer. “As we have shifted to more of a software-based company over the past year, we have also transformed and dramatically improved our corporate services team to comply with the needs of the business. This will allow us the ability to provide greater insight to the business to assist in our growth initiatives, provide more efficient and streamlined policies and procedures across the Company, and provide our investors with increased visibility into the Company.”

Ellis continued, “During the third quarter, we identified errors in the approach the Company was taking in recognizing revenue for certain software license and service arrangements in prior periods. We concluded these errors were not material to any previously issued financial statements or to this fiscal year and therefore revised previously issued fiscal year 2012 financial statements to correct the effect of these errors and have included errors associated with periods prior to fiscal year 2012 in our first quarter fiscal 2012 financial statements. We have included these adjustments as one-time items in the adjusted EBITDA reconciliation included in this release.”

Conference Call Information

A conference call will be held today, Feb. 9, 2012, at 11 a.m. ET to review unaudited third-quarter and nine-month fiscal 2012 results. To participate in the live call, dial (877) 317-6789 (International: (412) 317-6789) 10 minutes before the call begins, or 10:50 a.m. ET. The conference ID is 10009141. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

To be added to Agilysys’ email distribution list, please click on the link below:

http://www.agilysys.com/home/InvestorRelations/

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this Quarterly Report and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, unanticipated deterioration in economic and financial conditions in the United States and around the world, consequences associated with the sale of the Company’s TSG business, and uncertainties regarding restructuring actions and/or the relocation of the Company’s corporate headquarters. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in “Risk Factors,” which is included in Part I, Item 1A of the Company’s Annual Report for the fiscal year ended March 31, 2011. Copies are available from the SEC or the Agilysys website.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include Adjusted EBITDA; and revenues, gross profit margin, operating loss and net loss excluding prior period adjustments. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations. See the accompanying table that can be found below for a reconciliation of Adjusted EBITDA to the comparable GAAP measures.

About Agilysys

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The Company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general and specialty retail businesses and partners. Headquartered in Alpharetta, Georgia, Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

# # #

Investor Contact:

Robb Ellis

Chief Financial Officer

Agilysys, Inc.

770-810-7970

Robb.Ellis@agilysys.com

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended Dec 31,		Nine Months Ended Dec 31,
	2011	2010	2011	2010
Net sales:
Products	$25,721	$33,970	$80,371	$81,653
Services	25,861	25,027	76,487	74,072

Total net sales	51,582	58,997	156,858	155,725
Cost of goods sold:
Products	20,109	26,777	63,536	63,326
Services	11,541	13,079	34,302	36,538

Total cost of goods sold	31,650	39,856	97,838	99,864

Gross margin	19,932	19,141	59,020	55,861
Selling, general and administrative expenses	23,743	24,401	72,307	71,851
Asset impairment charges	—	—	—	59
Restructuring charges	3,238	3	7,954	406

Operating loss	(7,049)	(5,263)	(21,241)	(16,455)
Other expenses (income):
Other expenses (income), net	22	(321)	293	(2,281)
Interest income	(4)	(21)	(54)	(61)
Interest expense	60	316	937	880

Loss before income taxes	(7,127)	(5,237)	(22,417)	(14,993)
Income tax (benefit) expense	(1,353)	(2,947)	(6,209)	505

Loss from continuing operations	(5,774)	(2,290)	(16,208)	(15,498)
Income from discontinued operations, net of taxes	(735)	4,288	10,403	5,030

Net (loss) income	$(6,509)	$1,998	$(5,805)	$(10,468)

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$(0.26)	$(0.10)	$(0.72)	$(0.68)
(Loss) income from discontinued operations	(0.03)	0.19	0.46	0.22

Net (loss) income	$(0.29)	$0.09	$(0.26)	$(0.46)

Weighted average shares outstanding:
Basic and diluted	22,147,867	22,752,632	22,650,289	22,751,042

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

(UNAUDITED) (In thousands)

	Three Months Ended Dec 31, 2011				Three Months Ended Dec 31, 2010
	Reportable Segments				Reportable Segments
	HSG	RSG	Corporate/ Other	Consolidated	HSG	RSG	Corporate/ Other	Consolidated
Total Net Revenue	$21,680	$29,902	$—	$51,582	$24,663	$34,334	$—	$58,997
Gross margin	$13,956	$5,976	$—	$19,932	$13,346	$5,795	$—	$19,141
Gross margin percentage	64.4%	20.0%		38.6%	54.1%	16.9%		32.4%
Operating income (loss)	$1,680	$1,323	$(10,052)	$(7,049)	$1,955	$1,042	$(8,260)	$(5,263)
Other (expenses) income, net	—	—	(22)	(22)	—	—	321	321
Interest expense, net	—	—	(56)	(56)	—	—	(295)	(295)

Income (loss) from continuing operations before income taxes	$1,680	$1,323	$(10,130)	$(7,127)	$1,955	$1,042	$(8,234)	$(5,237)

	Nine Months Ended Dec 31, 2011				Nine Months Ended Dec 31, 2010
	Reportable Segments				Reportable Segments
	HSG	RSG	Corporate/ Other	Consolidated	HSG	RSG	Corporate/ Other	Consolidated
Total Net Revenue	$63,491	$93,367	$—	$156,858	$68,898	$86,827	$—	$155,725
Gross margin	$40,187	$18,833	$—	$59,020	$38,848	$17,013	$—	$55,861
Gross margin percentage	63.3%	20.2%		37.6%	56.4%	19.6%		35.9%
Operating income (loss)	$2,036	$5,090	$(28,367)	$(21,241)	$4,408	$3,889	$(24,752)	$(16,455)
Other (expenses) income, net	—	—	(293)	(293)	—	—	2,281	2,281
Interest expense, net	—	—	(883)	(883)	—	—	(819)	(819)

Income (loss) from continuing operations before income taxes	$2,036	$5,090	$(29,543)	$(22,417)	$4,408	$3,889	$(23,290)	$(14,993)

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	Dec 31, 2011	March 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,061	$70,559
Short-term investments - available for sale	39,994	—
Accounts receivable, net	30,055	31,926
Inventories, net	11,694	10,921
Deferred income taxes – current	17	—
Prepaid expenses	3,356	2,829
Income taxes receivable	1,460	1,403
Other current assets	8,524	6,344
Assets of discontinued operations – current	—	105,810

Total current assets	139,161	229,792
Goodwill	15,084	15,211
Intangible assets, net	21,611	22,535
Other non-current assets	3,781	11,709
Assets of discontinued operations – non-current	—	8,296
Property and equipment, net	19,136	24,855

Total assets	$198,773	$312,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,603	$17,852
Deferred revenue	13,318	23,995
Accrued and other current liabilities	20,888	14,594
Income taxes payable	626	265
Deferred income taxes – current	—	77
Capital lease obligations – current	819	999
Liabilities of discontinued operations – current	—	89,005

Total current liabilities	56,254	146,787
Deferred income taxes – non-current	4,043	3,894
Capital lease obligations – non-current	499	907
Other non-current liabilities	6,133	11,972
Liabilities of discontinued operations – non-current	—	734
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 21,972,661 and 23,022,398 shares outstanding at December 31, 2011 and March 31, 2011, respectively	9,482	9,482
Treasury shares (9,634,170 shares at December 31, 2011 and 8,584,433 at March 31, 2011)	(2,892)	(2,575)
Capital in excess of stated value	(15,378)	(5,421)
Retained earnings	140,854	146,659
Accumulated other comprehensive loss	(222)	(41)

Total shareholders’ equity	131,844	148,104

Total liabilities and shareholders’ equity	$198,773	$312,398

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)	Nine Months Ended Dec 31,
	2011	2010
Operating activities:
Net loss	$(5,805)	$(10,468)
Less: Loss from discontinued operations	$(10,403)	$(5,030)

Loss from continuing operations	(16,208)	(15,498)
Adjustments to reconcile net loss from continuing operations to net cash used for operating activities:
Restructuring charges	7,954	406
Payments for restructuring charges	(3,916)	—
Gain on redemption of Company-owned life insurance policies	—	(2,065)
Gain on redemption of investment in The Reserve Fund’s Primary Fund	—	(147)
Asset impairment charges	—	59
Loss on the sale of securities	163	—
Depreciation	5,813	2,508
Amortization	4,757	5,554
Deferred income taxes	54	4,462
Stock based compensation	2,350	2,075
Change in cash surrender value of company owned life insurance policies	(83)	247
Changes in operating assets and liabilities:
Accounts receivable	1,746	(18,670)
Inventories	(773)	(766)
Accounts payable	2,771	6,200
Deferred revenue	(10,677)	2,520
Accrued and other liabilities	(4,846)	(3,260)
Income taxes payable	1,635	31
Other changes, net	(509)	(90)

Total adjustments	6,439	(756)

Net cash used for operating activities	(9,769)	(16,254)
Investing activities:
Proceeds from the sale of business	59,470	—
Proceeds from The Reserve Fund’s Primary Fund	—	147
Proceeds from redemption of/borrowings against Co.-owned life insurance policies	347	4,349
Investments in Company-owned life insurance policies	(112)	(1,015)
Proceeds from the sale of marketable securities	5,025	14
Investments in marketable securities	(40,039)	(2,101)
Capital expenditures	(3,089)	(4,728)

Net cash provided by (used for) investing activities	21,602	(3,334)
Financing activities:
Proceeds from borrowings under credit facility	—	15,325
Principal payments under credit facility	—	(15,325)
Purchase of treasury stock	(12,127)	—
Repurchases of shares to satisfy employee tax withholding	(1,118)	—
Principal payment under long term obligations	(823)	(260)

Net cash used for financing activities	(14,068)	(260)
Effect of exchange rate changes on cash	(135)	218

Cash flows used for continuing operations	(2,370)	(19,630)
Cash flows used for discontinued operations:
Operating cash flows, net	(24,128)	(594)
Investing cash flows, net	—	(869)

Net decrease in cash	(26,498)	(21,093)
Cash at beginning of period	70,559	62,801

Cash at end of period	$44,061	$41,708

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM

AGILYSYS, INC.

RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

(UNAUDITED)

(In thousands)	Three Months Ended Dec 31,		Nine Months Ended Dec 31,
	2011	2010	2011	2010
Net loss from continuing operations	$(5,774)	$(2,290)	$(16,208)	$(15,498)
Plus:
Interest expense, net (a)	56	164	315	426
Income tax (benefit) expense	(1,353)	(2,947)	(6,209)	505
Depreciation and amortization expense	3,764	2,463	10,003	7,669
Other expenses (income), net	22	(321)	293	(2,281)

Adjusted EBITDA (b)	$(3,285)	$(2,931)	$(11,806)	$(9,179)
Restructuring charges	3,238	3	7,954	406
Impact from revision to prior period financial statements	—	(140)	1,127	(79)
Asset impairment expense	—	—	—	59

Adjusted EBITDA excluding charges and one-time items	$(47)	$(3,068)	$(2,725)	$(8,793)

(a)	Interest expense excludes amortization of deferred financing fees totaling $0 and $131 for the three months ended Dec 31, 2011 and 2010, respectively, and $568 and $393 for the nine months ended Dec 31, 2011 and 2010, respectively.

(b)	Non-GAAP financial measure

AGILYSYS, INC.    —    1000 WINDWARD CONCOURSE    —    ALPHARETTA, GA 30005    —    WWW.AGILYSYS.COM